Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made as of May 6, 2013 (the “Effective Date”), by and between Real Estates Associates IV, a California partnership (“Assignor” or “Withdrawing Limited Partner”), Joel I. Ferguson, an individual (“Ferguson”), and AMG-MGT, LLC, a Michigan limited liability company, formerly Asset Management Group (“AMG”) (Ferguson and AMG each an “Assignee” and collectively, “Assignees”); and AMG and Bluewater Corporation, a Michigan corporation (collectively, the “General Partners” and together with Assignor and Assignees, each a “Party“ and, as the context requires, any two or more, collectively, “Parties”), with reference to the following:

RECITALS

A.         Bluewater Limited Dividend Housing Association, a Michigan limited partnership (the “Partnership”), was formed as a limited partnership under the laws of the State of Michigan and is being governed pursuant to an Amended and Restated Agreement of Limited Partnership, dated as of June 29, 1984, as amended by a First Amendment to Amended and Restated Agreement of Limited Partnership, dated as of December 19, 1984, and a Second Amendment to Amended and Restated Agreement of Limited Partnership, dated as of March 1, 2007 (collectively, the “Partnership Agreement”) (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Partnership Agreement); and

B.         The General Partners are the “General Partners” of the Partnership and Assignor is the limited partner of the Partnership; and

C.        At the time Assignor obtained its limited partnership interest in the Partnership, it executed Purchase Money Promissory Notes to Joel I. Ferguson and AMG-MGT, LLC, as trustee for previous withdrawing investor limited partners (collectively the “Promissory Notes”), each in the principal amount of $460,000 with interest payable at the rate of 9.5% per annum; and

D.        As security for the repayment of the Promissory Notes, the noteholders were given a security interest in the limited partnership interest; and

E.         Section 7.1.2 of the Partnership Agreement provides a procedure pursuant to which the Promissory Notes shall be cancelled in return for an assignment of the Withdrawing Limited Partner’s Interest to the General Partners or their designee; and

F.         The noteholders have been notified that the General Partners are prepared to effectuate the provisions of said Section 7.1.2 of the Partnership Agreement and the noteholders have been offered a portion of the limited partner interest to be transferred by the Withdrawing Limited Partner; and

G.        AMG resigned as trustee for the previous withdrawing investor limited partners effective as of November 23, 2011, and the General Partners are not aware that any successor trustee has been appointed; and

H.        Some of the noteholders elected not to accept a portion of the limited partner interest to be transferred and have conveyed whatever rights and interest they would have received to AMG and the remaining noteholders either could not be located or are now in the process of assigning their interests to AMG; and

I.          The names and address set forth in Exhibit A reflect the assignments described in paragraph H above; and

J.         Assignor has agreed to assign all of its limited partnership interest in the Partnership to Assignees and withdraw from the Partnership, in return for cancellation of the Promissory Notes; Assignees have agreed to acquire such interest and the General Partners have consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         The foregoing Recitals are hereby fully incorporated into and made a part of this agreement.

2.               Assignment and Assumption. Effective as of the “Closing” (as hereinafter defined):

2.1            Assignor hereby assigns to Assignees, one-half to Ferguson and one-half to AMG, 100% of Assignor’s interest in the Partnership, including, without limitation, Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition or Partial Disposition and all other Partnership distributions and other Partnership assets, and all rights to any fees, loan repayments and reimbursements (collectively, the “Interest”), and

2.2            Each Assignee assumes and agrees to perform all of the obligations of Assignor under the Partnership Agreement.

3.               Closing.

3.1            The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than May 10, 2013 (the “Closing Date”). In the event the Closing does not occur on or before the Closing Date, this Agreement shall terminate automatically without the necessity of any further action on the part of any of the Parties unless the Parties otherwise agree in writing.

3.2            At the Closing, Assignor, Assignee and the General Partners shall execute and exchange countersigned counterparts of the Third Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit B (the “Amendment”).

4.               Conditions to Closing.

4.1                     Each of the Parties acknowledges that the consents of the Governmental Agencies to the transfer of the Interest, as contemplated by this Agreement, are required. The General Partners and Assignee shall each use commercially reasonable efforts to obtain the same, and Assignor, at no cost, expense or liability to them, will cooperate to provide the Governmental Agencies with such information and executed documents which the Governmental Agencies may reasonably require in order to evaluate such transfer and it shall be a condition precedent to Closing that each of the Governmental Agencies’ consent is received prior to Closing. The General Partners and Assignees, on the one hand, and Assignor, on the other, shall each provide the other with copies of any correspondence from Lender, HUD and the Authority that it receives in connection with the Governmental Agencies’ review of the proposed transfer of the Interest.

4.2                     It shall be a condition precedent to Closing that all representations, warranties set forth herein shall be true and correct in all material respects, and all covenants set forth herein shall have been fully complied with in all material respects as of the Closing.

4.3                     Notwithstanding anything to the contrary contained or implied in this Agreement, there are no other conditions to the obligation of the Parties to close the transaction contemplated by this Agreement except as expressly set forth in this Section 4.

4.4                     If on or before Closing any condition set forth in Sections 4.1 or 4.2 has not been satisfied, this Agreement shall terminate and be of no further force or effect.

5.               Representations, Warranties and Covenants.

5.1            As a material inducement to Assignee entering into this Agreement, each Assignor hereby represents and warrants to Assignee the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)             Assignor is the owner of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever except the security interests described in Recital D and Assignees shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignor.

(b)             The execution and delivery of this Agreement by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignees and the General Partners, this Agreement is binding upon and enforceable against Assignor in accordance with its terms.

(c)             No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignor or, to the knowledge of Assignor, threatened against Assignor pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Assignor know of any reason to believe any such proceeding will be instituted.

(d)             Assignor has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

5.2            As a material inducement to Assignor entering into this Agreement, each Assignee hereby represents and warrants to Assignor the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)             The execution and delivery of this Agreement by Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)             Assuming the due and proper execution and delivery by Assignor, this Agreement is binding upon and enforceable against Assignee in accordance with its terms.

(c)             No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignees or, to the knowledge of Assignees, threatened against Assignees pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor do Assignees know of any reason to believe any such proceeding will be instituted.

(d)             Assignees have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

(e)             Each Assignee is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”).  Assignee is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws.  Assignee is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)               Each Assignee is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership.  Each Assignee has had an opportunity to ask questions about and seek information about the Interest, the Partnership and the Project, and has not relied upon any express or implied representations or warranties from Assignor with regard to the Interest, the Partnership or the Project, except as expressly provided herein.

(g)             Assignees accept and adopt all of the terms and conditions of the Partnership Agreement and accepts all of the conditions of the Regulatory Agreement, and Assignees agree to pay when due all capital contributions owed or to be owed to the Partnership relating to the Interest.

5.3            As a material inducement to Assignor entering into this Agreement:

(a)             The General Partners represent and warrant to Assignor that (i) the execution and delivery of this Agreement by the General Partners and their performance of the transactions contemplated herein have been duly authorized by all requisite corporate or limited liability company proceedings, and (ii) assuming the due and proper execution and delivery by Assignor, this Agreement is binding upon and enforceable against the General Partners in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership; and

(b)             The General Partners covenant to Assignor that on or before Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of the Authority and HUD, if required.

5.4            Except as expressly provided in this Section 5, no Party has made any other representation or warranty concerning the Interest, the Project, the Partnership or any other matter.

6.               Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

6.1            If to Assignor:

Aimco

80 International Drive, Suite 130

Greenville SC 29615

Attention: Eric Mathis

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, CA 90017

Attention: Peter H. Alpert

Facsimile: 213-687-1511

6.2            If to Assignees:

AMG-MGT, LLC

4275 Five Oaks Drive

Lansing, MI  48911

Facsimile:  517-887-4206

and

Joel I. Ferguson

1223 Turner Street

Suite 400

Lansing, MI 48906

Facsimile:  517-371-2537

with a copy to:

Loomis, Ewert, Parsley, Davis & Gotting, P.C.

124 W. Allegan Street, Suite 700

Lansing, MI 48933

Attention: Richard W. Pennings, Esq.

Facsimile:  517-482-4313

6.3            If to the General Partner:

AMG-MGT, LLC

4275 Five Oaks Drive

Lansing, MI 48911

Attention: Gleason Amboy

Facsimile:  517-887-4206

and

Bluewater Corporation

4275 Five Oaks Drive

Lansing, MI  48911

Attention:  Gleason Amboy

Facsimile:  517-887-4206

with a copy to:

Loomis, Ewert, Parsley, Davis & Gotting, P.C.

124 W. Allegan Street, Suite 700

Lansing, MI 48933

Attention: Richard W. Pennings, Esq.

Facsimile:  517.482.4313

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

6.4            If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

6.5            This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

6.6            This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Project is located.

6.7            Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of either Assignor.

6.8            The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

6.9            All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

6.10         In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

6.11         This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

6.12         In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

6.13         Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

[Signatures on following 2 pages]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR:                                                           REAL ESTATE ASSOCIATES IV, a California partnership

By: National Partnership Investments, LLC, a California limited liability company

Its: Managing Partner

By:    Bethesda Holdings I, LLC, a Delaware limited liability company

Its:  Member

By:  Bethesda Holdings II, LLC, a Delaware limited liability company

Its:  Member

By:/s/Brian Flaherty

Name: Brian Flaherty

Title: Senior Managing Director

ASSIGNEES:                                                         AMG-MGT, LLC., a Michigan limited liability company

                                                                               By: /s/David Gerchak

                                                                                     David Gerchak

                                                                               Its:  Manager

/s/Joel I. Ferguson

JOEL I. FERGUSON

GENERAL PARTNERS:                                        AMG-MGT, LLC., a Michigan limited liability company

By:     /s/David Gerchak

           David Gerchak

Its:      Manager

BLUEWATER CORPORATION, a Michigan corporation

By:     /s/Joel I. Ferguson

           Joel I. Ferguson

Its:      President